EXHIBIT 23.4

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We have issued our report dated February 7, 1997, accompanying the financial statements of Pinnacle Management & Trust Company contained in the Registration Statement and Proxy Statement/Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Proxy
Statement/Prospectus, and to the use of our name as it appears under the caption "Experts".

                                                    /s/  GRANT THORNTON LLP
                                                         Grant Thornton LLP

Houston, Texas
December 28, 1998